UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2019 (July 15, 2019)

AIRCASTLE LIMITED

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-32959	98-0444035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC, 201 Tresser Boulevard, Suite 400, Stamford, Connecticut		06901
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 504-1020

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Shares, par value $0.01 per share	AYR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.02 Termination of a Material Definitive Agreement

On June 14, 2019, Aircastle Limited (the “Company”) directed Wells Fargo Bank, National Association, as trustee (the “Trustee”) under the indenture, dated November 30, 2012 (the “Indenture”), between the Company and the Trustee, to issue a notice of full redemption to redeem all of the $500,000,000 outstanding aggregate principal amount of the Company’s 6.25% Senior Notes due 2019 (the “Notes”).

The Notes were redeemed on July 14, 2019 (the “Redemption Date”), at a price equal to $10,915,525.13, consisting of a redemption premium of 101.436577% of the aggregate principal amount of the Notes, and accrued and unpaid interest to, but not including, the Redemption Date of $3,732,638.89. Accordingly, the total redemption payment was $510,915,525.13. Pursuant to the provisions of the Indenture, the Company deposited the redemption payment for the Notes with the Trustee prior to 10:00 a.m., New York City time, on July 15, 2019, the next business day after the Redemption Date.

Upon deposit of the redemption payment, the Indenture was satisfied and discharged in accordance with its terms. As a result of the satisfaction and discharge of the Indenture, the Company has been released from its obligations with respect to the Indenture and the Notes, except with respect to those provisions of the Indenture that, by their terms, survive the satisfaction and discharge of the Indenture.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED
(Registrant)

By:	/s/ Christopher L. Beers
Name: Christopher L. Beers
Title: Chief Legal Officer and Secretary

Date: July 17, 2019